As filed with the Securities and Exchange Commission on October 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

CADENCE DESIGN SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware (State or other jurisdiction of incorporation or organization)	00-0000000 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
______________________

Omnibus Equity Incentive Plan
(Full title of the plan)
__________________

Karna Nisewaner
Corporate Vice President, General Counsel and Corporate Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, California 95134
(Name and address of agent for service)

(408) 943-1234
(Telephone number, including area code, of agent for service)
______________________
Copy to: David Peinsipp
Natalie Y. Karam
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111-4004
(415) 693-2000
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

NOTE
REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”) for the purpose of registering an additional 6,500,000 shares of its common stock, par value $0.01 per share, to be issued pursuant to the Registrant’s Amended and Restated Omnibus Equity Incentive Plan (as amended and restated, the “Omnibus Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) relating to the Omnibus Plan (Registration Statement No.333-240302, 333-232761, No.333-226292, No.333-219432, No.333-212669, No.333-204278 and No.333-195771), including the information contained therein, are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 13, 2023;
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c) The description of the Registrant’s Common Stock contained in Exhibit 4.04 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 13, 2023, including any amendment or report filed for the purpose of updating such description.
All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, the Registrant is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to, rather than “filed” with, the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Incorporated By Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit No.	Filing Date	Provided Herewith

4.01	The Registrant’s Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 3, 2019.	10-Q	000-15867	3.01	7/22/2019

4.02	The Registrant’s Amended and Restated Bylaws, effective as of February 10, 2021	8-K	000-15867	3.01	2/12/2021

4.03	Specimen Certificate of the Registrant’s Common Stock.	S-4	033-43400	4.01	10/17/1991	(P)

5.01	Opinion of Cooley LLP.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Cooley LLP (contained in Exhibit 5.01).					X

24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).					X

99.01	The Registrant’s Omnibus Equity Incentive Plan, as amended and restated.					X

107	Filing Fee Table.					X

(P) Paper exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, state of California, on this 23rd day of October, 2023.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Anirudh Devgan
Anirudh Devgan
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anirudh Devgan, John M. Wall and Karna Nisewaner, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Anirudh Devgan	President and Chief Executive Officer	October 23, 2023
Anirudh Devgan	(Principal Executive Officer)

/s/ John M. Wall	Senior Vice President and Chief Financial Officer	October 23, 2023
John M. Wall	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mary Louise Krakauer	Chair of the Board of Directors	October 23, 2023
Mary Louise Krakauer

/s/ Mark W. Adams	Director	October 23, 2023
Mark W. Adams

/s/ Ita Brennan	Director	October 23, 2023
Ita Brennan

/s/ Lewis Chew	Director	October 23, 2023
Lewis Chew

/s/ Julia Liuson	Director	October 23, 2023
Julia Liuson

/s/ James D. Plummer	Director	October 23, 2023
James D. Plummer

/s/ Alberto Sangiovanni-Vincentelli	Director	October 23, 2023
Alberto Sangiovanni-Vincentelli

/s/ John B. Shoven	Director	October 23, 2023
John B. Shoven

/s/ Young K. Sohn	Director	October 23, 2023
Young K. Sohn